UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 19, 2011

THE PMI GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-13664 (Commission File Number)	94-3199675 (I.R.S. Employer Identification No.)

PMI Plaza, 3003 Oak Road
Walnut Creek, California  94597
(Address of principal executive offices, including zip code)

(925) 658-7878
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers.

             On July 19, 2011, the Compensation Committee ("Committee") of The PMI Group, Inc. (“PMI”) approved a form of Amended and Restated Change in Control Agreement (“Amended Agreement”) to be entered into between PMI and certain of its senior officers, to replace all existing change in control agreements between the parties.

PMI has change in control agreements with each of its officers who are subject to Section 16 of the Securities Exchange Act of 1934, as amended. These agreements are designed to retain the executives and continue their focus on creating shareholder value in the event of a change in control.

The Amended Agreement, among other things, eliminates:  a) PMI’s obligation to pay any associated excise taxes that may be payable by the executive, b) the payment of benefits in the event that the executive voluntarily terminates employment following a change in control without an adverse change in employment, and c) the provision of credit for additional years of service under PMI’s retirement plans.

The form of the Amended Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is also incorporated herein by reference.

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 Item 9.01.                      Financial Statements and Exhibits.

(d)           Exhibits:

The following materials are filed as exhibits to this Current Report on Form 8-K:

Exhibit Number	Description
10.1	The PMI Group, Inc. Form of Amended and Restated Change in Control Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PMI GROUP, INC.

Dated:  July 25, 2011                                                                By:         /s/ Andrew D. Cameron
    Andrew D. Cameron
    Executive Vice President and General Counsel

EXHIBIT INDEX

Number	Description of Exhibit

10.1                   The PMI Group, Inc. Form of Amended and Restated Change in Control Agreement.